Exhibit 10.1

EXECUTION VERSION

PLAN SUPPORT AGREEMENT

               This PLAN SUPPORT AGREEMENT (including the Term Sheet (as defined below), this “Agreement”), dated as of April 23, 2009, is entered into by and among (i) U.S. Shipping Partners L.P. (“USSP”), U.S. Shipping Finance Corp., U.S. Shipping Operating LLC, USS Chartering LLC, USS ATB 1 LLC, USS ATB 2 LLC, USS ATB 3 LLC, USS ATB 4 LLC, USS M/V Houston LLC, ITB Mobile LLC, USCS Chemical Pioneer Inc., ITB Groton LLC, ITB New York LLC, ITB Jacksonville LLC, ITB Baltimore LLC, USCS ATB LLC, USCS Sea Venture LLC, ITB Philadelphia LLC, USCS Chemical Chartering LLC, USCS Charleston Chartering LLC, USCS Charleston LLC, USS JV Manager Inc., USS Product Manager LLC, USS PC Holding Corp., US Shipping General Partner LLC (“USSGP”), and USS Product Carriers LLC (the “U.S. Shipping Entities”), (ii) the undersigned lenders party to the First Lien Credit Agreement (as defined herein) (each, a “Senior Secured Lender” and collectively, the “Senior Secured Lenders”), and (iii) the undersigned holders of Second Lien Notes (as defined herein) (each, a “Second Lien Noteholder” and collectively, the “Second Lien Noteholders” and, together with the Senior Secured Lenders, each a “Secured Party” and collectively, the “Secured Parties”). The U.S. Shipping Entities, the Secured Parties and any subsequent person that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties.”

RECITALS

               WHEREAS, USSP, U.S. Shipping Operating LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer Inc., USCS Charleston Chartering LLC, USCS Charleston LLC, USCS ATB LLC, USS ATB 1 LLC, USS ATB 2 LLC, USCS Sea Venture LLC, USS M/V Houston LLC, U.S. Shipping Finance Corp., USS Product Manager LLC, USS JV Manager Inc., USS PC Holding Corp., USS ATB 3 LLC and USS ATB 4 LLC have entered into that certain Third Amended and Restated Credit Agreement, dated as of August 7, 2006 (as amended and modified from time to time, the “First Lien Credit Agreement”), as borrowers or guarantors, providing for $350 million in senior revolving and term loan credit facilities (the “Senior Credit Facilities”), with Canadian Imperial Bank of Commerce as administrative agent, KeyBank National Association, as collateral agent (in such capacity and in the capacity of escrow agent, together with its affiliates in the capacity of securities intermediary and their respective successors and assigns in such capacities, the “Collateral Agent”) and the lenders, issuing banks and other agents party thereto;

               WHEREAS, as of the Exchange Date (as defined herein), the Senior Secured Lenders hold at least 60% of the aggregate principal amount outstanding of the Senior Credit Facilities (the holders of at least 60% in amount, the “Requisite Lenders”);

               WHEREAS, USSP and U.S. Shipping Finance Corp. are the issuers of $100 million aggregate principal amount outstanding of 13% Second Lien Notes (the “Second Lien Notes”), maturing August 15, 2014 and issued pursuant to that certain indenture dated August 7, 2006 (the “Second Lien Indenture”), which Second Lien Notes are guaranteed by each of the U.S. Shipping Entities other than USSP, U.S. Shipping Finance Corp., USSGP, USS Product Carriers LLC and USS Vessel Management LLC;

               WHEREAS, as of the Exchange Date (as defined herein), the Second Lien Noteholders hold at least 60% of the aggregate principal amount outstanding of the Senior Secured Notes (the holders of at least 60% in amount, the “Requisite Noteholders”);

               WHEREAS, the U.S. Shipping Entities and the Secured Parties wish to reorganize and recapitalize the U.S. Shipping Entities (the “Transactions”) in accordance with a proposed pre-arranged chapter 11 plan of reorganization (the “Plan”), whose material terms and conditions are set forth in the term sheet attached hereto as Exhibit “A” (the “Term Sheet”);

               WHEREAS, the U.S. Shipping Entities intend to file petitions (the “Chapter 11 Petitions”) commencing voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

               WHEREAS, the U.S. Shipping Entities intend to file the Plan and related disclosure statement (the “Disclosure Statement”) concurrently with the filing of the Chapter 11 Petitions, or as soon as practicable thereafter, and to seek Bankruptcy Court approval of the Disclosure Statement; and

               WHEREAS, the U.S. Shipping Entities intend to use their commercially reasonable efforts to obtain Bankruptcy Court approval of the Plan in accordance with the Bankruptcy Code and on terms consistent with this Agreement and each Secured Party intends to use commercially reasonable efforts to cooperate in that regard.

               NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1. Term Sheet; Plan. The material terms and conditions of the Transactions and the Plan are set forth in the Term Sheet. The Plan shall be in form and substance reasonably satisfactory in all respects to the Steering Committee and embody the terms contained in, and, in all material respects be consistent with this Agreement. For the purposes of this Agreement, (i) “Steering Committee” means the steering committee comprised of up to three representatives of the Senior Secured Lenders (the “Senior Representatives”) and one representative of the Second Lien Noteholders (the “Second Lien Representative”), and (ii) “Acceptable Plan” shall mean the Plan, including all exhibits thereto, as the same may be amended or supplemented from time to time following the Exchange Date (as defined herein) by written approval of USSP and the Steering Committee, in consultation with the Secured Parties.1 Each Senior Secured Lender acknowledges and agrees that prior to the Exchange Date (as defined herein) the names of the proposed Senior Representatives have been disclosed to it and delivery of such Senior Secured Lender’s signature page to this Agreement constitutes approval of the appointment of such proposed Senior Representatives to the Steering Committee. Each Second Lien Noteholder

1 Where consultation with the Secured Parties is required as to a confidential matter, only private side Senior Secured Lenders/restricted Second Lien Noteholders will be consulted.

acknowledges and agrees that prior to the Exchange Date (as defined herein) the names of the proposed Second Lien Representative has been disclosed to it and delivery of such Second Lien Noteholder’s signature page to this Agreement constitutes approval of the appointment of such proposed Second Lien Representative to the Steering Committee. Notice of all relevant matters will be given to all Steering Committee members but, in the event of disagreement, the Steering Committee shall act by majority vote of the persons present at any meeting of the Steering Committee; provided, that at least three members of the Steering Committee must be present at any meeting in order for valid action to be taken by the Steering Committee; and, provided, further, that in the event of a tie vote, the Senior Representative serving as chair of the Steering Committee (the “Steering Committee Chair”) shall have the tie breaking vote. If a member of the Steering Committee sells (in one or more transactions) a majority of its position it shall resign as a member of the Steering Committee. If there is a resignation the slot shall be filled by a majority-in-interest vote of the Senior Secured Lenders (in the case of a Senior Representative) and by majority-in-interest of the Second Lien Noteholders (in the case of the Second Lien Representative).

          2. Bankruptcy Process. The U.S. Shipping Entities hereby agree that, no later than three business days after the Exchange Date (as defined herein), the U.S. Shipping Entities will file with the Bankruptcy Court the Chapter 11 Petitions and all other documents necessary to commence the Chapter 11 Cases (the date on which such filing occurs the “Filing Date”). On the Filing Date, or as soon as practicable thereafter, the U.S. Shipping Entities will file with the Bankruptcy Court the Disclosure Statement and the Acceptable Plan.

          3. Confirmation of the Acceptable Plan. Each of the U.S. Shipping Entities shall use their commercially reasonable efforts to obtain confirmation of the Acceptable Plan as soon as reasonably practicable following the commencement of the Chapter 11 Cases in accordance with the Bankruptcy Code, and in any event within 120 days of the Filing Date, and on terms consistent with this Agreement, and each Secured Party shall cooperate in that regard; provided, however, that upon notice from either the U.S. Shipping Entities or the Steering Committee to the other Parties hereto there shall be a 30-day extension of such 120-day period; provided, further, following such 30-day extension, USSP and the Steering Committee may from time to time agree to further extend the period within which the U.S. Shipping Entities shall obtain confirmation of the Acceptable Plan by such number of days as is mutually agreed to by USSP and the Steering Committee. Each of the U.S. Shipping Entities and each Secured Party shall take all reasonable necessary and appropriate actions to achieve confirmation of the Acceptable Plan.

          4. Support of the Reorganization; Additional Covenants.

          (a) Prior to the Termination Date (as defined below), no Secured Party will (i) object to confirmation of the Acceptable Plan or object to, or otherwise commence any proceeding to oppose or alter, the Acceptable Plan, the Disclosure Statement, motions filed in connection therewith, or customary “first day” motions, or any other documents or agreements to be executed or implemented in connection with the Acceptable Plan and the consummation of the Transactions, each of which documents and agreements shall be consistent in all material respects with this Agreement (collectively, the “Restructuring Documents”), (ii) vote for, consent to, support or participate in the formulation of any plan of reorganization other than the Acceptable Plan, (iii) directly or indirectly seek, solicit, support or encourage any plan other than the Acceptable Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, merger, reorganization or restructuring of the U.S. Shipping Entities that reasonably could be expected to prevent, delay or impede the successful implementation of the Transactions as contemplated by the Acceptable Plan and the Restructuring Documents, or (iv) take any other action not required by law that is inconsistent with, or that would materially delay, confirmation or consummation of, the Acceptable Plan; provided, however, without limiting the provisions of Section 15 herein, none of the foregoing will limit any Secured Party’s rights to participate in the Chapter 11 Cases in a manner not inconsistent with the foregoing or with the provisions of clause (b) below, including, without limitation, appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases.

          (b) Prior to the Termination Date, each Secured Party (i) agrees to vote (or cause the voting of) its claims arising from (as the case may be) the Senior Credit Facilities (the “Senior Secured Claims”) or arising from the Second Lien Indenture or in connection with the Second Lien Notes (the “Second Lien Secured Claims” and, together with the Senior Secured Claims, the “Secured Claims”), as applicable, to accept the Acceptable Plan (subject to its receipt of the Disclosure Statement and other solicitation materials in respect of the Plan that are approved by the Bankruptcy Court as containing “adequate information” under section 1125 of the Bankruptcy Code), and will not change or withdraw (or cause to be changed or withdrawn) such vote, (ii) consents to the treatment of the Secured Claims as set forth in the Acceptable Plan, and (iii) shall not directly or indirectly sell, assign, pledge, hypothecate, grant an option on, or otherwise dispose of (each, a “transfer”) any of the Secured Claims held by such Secured Party on the date such Secured Party executes this Agreement; provided, however, that any Secured Party may transfer any of such Secured Claims (so long as such transfer is not otherwise prohibited by any order of the Bankruptcy Court) to an entity that agrees in writing, in the form attached hereto as Exhibit “B” (the “Joinder”), to be bound by the terms of this Agreement. This Agreement shall in no way be construed to preclude any Secured Party from acquiring additional Secured Claims; provided, however, that, subject to Section 26 herein, any such additional holdings shall automatically be deemed to be subject to all of the terms of this Agreement. Subject to the terms and conditions of any order of the Bankruptcy Court, each Secured Party agrees to provide to the U.S. Shipping Entities’ counsel (i) a copy of any Joinder and (ii) a notice of the acquisition of any additional Secured Claims, in each case within five business days of the consummation of the transaction disposing of, or acquiring, Secured Claims.

          (c) None of the U.S. Shipping Entities will move the Bankruptcy Court for a KERP or file any other motion pertaining to employee benefits or compensation without the consent of the Steering Committee.

          (d) Except as expressly contemplated by this Agreement, none of the U.S. Shipping Entities will engage in any transaction for which Bankruptcy Court approval is required under Section 363 of the Bankruptcy Code without the consent of the Steering Committee.

          (e) The U.S. Shipping Entities will present the Steering Committee with a list of material executory contracts and will consult with the Steering Committee in connection with the decision to assume or reject each such contract.

          5. The U.S. Shipping Entities’ Fiduciary Obligations. Notwithstanding anything to the contrary contained herein:

          (a) the U.S. Shipping Entities may, subject to an appropriate confidentiality agreement, furnish or cause to be furnished information concerning the U.S. Shipping Entities and their business, properties or assets to a party that expresses a legitimate interest in, as well as the financial wherewithal to consummate, a Business Combination (each a “Potential Acquiror”); provided, however, that the Board (as hereinafter defined) has reached a business judgment that the Potential Acquiror’s interest is bona fide and based on adequate financial wherewithal; and, provided, further, however, that the U.S. Shipping Entities shall promptly notify the Steering Committee of any expressions of interest, letters of intent, or any proposals received by a Potential Acquiror with respect to a Business Combination. For purposes hereof, “Business Combination” means any merger, consolidation or combination to which U.S. Shipping Entities is a party, any proposed sale, distribution, split or other disposition of capital stock or other equity interest of U.S. Shipping Entities or any proposed sale, dividend or other disposition of all or substantially all of the assets and properties of the U.S. Shipping Entities;

          (b) following receipt of a proposal or offer for a Business Combination from a Potential Acquiror, the U.S. Shipping Entities may negotiate and discuss such proposal or offer with the Potential Acquiror;

          (c) following receipt of a proposal or offer for a Business Combination from a Potential Acquiror, the U.S. Shipping Entities may disclose the terms and conditions of such proposal or offer to the Secured Parties and, if applicable, to the Bankruptcy Court, and

          (d) following receipt of a proposal or offer for a Business Combination from a Potential Acquiror, the U.S. Shipping Entities may immediately terminate their obligations under this Agreement by written notice to the Steering Committee;

but in each case referred to in the foregoing clauses (a) through (d) only to the extent that:

               (i) if an offer or proposal from a Potential Acquiror is received prior to the commencement of the Chapter 11 Cases, USSP and the board of directors of USSGP (the “Board”) conclude in good faith that (A) the Potential Acquiror is proposing or offering a Business Combination that USSP and the Board determine is reasonably likely, if negotiated to finality and consummated, to be more favorable to the U.S. Shipping Entities, their creditors and the holders of equity securities of USSP than the Acceptable Plan, and (B) such action is necessary or appropriate in order for the Board to comply with its fiduciary obligations to the USSP’s creditors and equity holders under applicable law; and

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               (ii) if an offer or proposal from a Potential Acquiror is received after Filing Date, the Company shall request such relief from the Bankruptcy Court as the Board deems appropriate to comply with its fiduciary obligations to USSP’s creditors and equity holders under applicable law, and the U.S. Shipping Entities may disclose any such offer or proposal to the Bankruptcy Court in any and all circumstances.

          6. Termination of Agreement. This Agreement shall terminate, unless waived by USSP and the Steering Committee in consultation with the Secured Parties, upon the earliest to occur of the following (the date and time of such termination, the “Termination Date”):

          (a) at 5:00 P.M. prevailing Eastern Time on the date which is three business days after the Exchange Date (as defined herein) if the U.S. Shipping Entities shall not have made the filings set forth in Section 2 on or before such time;

          (b) at 5:00 P.M. prevailing Eastern Time on the 75th day after the Filing Date if a hearing has not been held before the Bankruptcy Court on or before such date to consider the approval of the Disclosure Statement; provided, however, that upon notice from either the U.S. Shipping Entities or the Steering Committee to the other Parties hereto there shall be a 30-day extension of such 75-day period;

          (c) at 5:00 P.M. prevailing Eastern Time on the 120th day after the Filing Date if the Disclosure Statement has not been approved and the Acceptable Plan has not been confirmed by the Bankruptcy Court on or before such date; provided, however, that upon notice from either the U.S. Shipping Entities or the Steering Committee to the other Parties hereto there shall be a 30-day extension of such 120-day period;

          (d) at 5:00 P.M. prevailing Eastern Time on October 1, 2009 if there has not occurred substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Acceptable Plan on or before such date; provided, however, that upon notice from either the U.S. Shipping Entities or the Steering Committee to the other Parties hereto there shall be an extension of such date until November 2, 2009;

          (e) the Chapter 11 Cases are dismissed or converted to cases under Chapter 7 of the Bankruptcy Code;

          (f) the U.S. Shipping Entities file, propose or otherwise support any plan of reorganization other than the Acceptable Plan;

          (g) the material breach by any of the U.S. Shipping Entities of any of the undertakings, representations, warranties or covenants of the U.S. Shipping Entities set forth in this Agreement, which material breach remains uncured for a period of five business days after the receipt of written notice of such breach from the Steering Committee;

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          (h) the U.S. Shipping Entities file any motion or pleading with the Bankruptcy Court that is not consistent in any material respect with this Agreement or the Acceptable Plan (in each case with such amendments and modifications as have been agreed to by USSP and the Steering Committee) and such motion or pleading has not been withdrawn prior to the earlier of (i) five business days after the U.S. Shipping Entities receive written notice from the Steering Committee that such motion or pleading is inconsistent with this Agreement or the Acceptable Plan, as applicable, and (ii) the entry of an order of the Bankruptcy Court approving such motion; provided, that this Section 6(h) shall not apply with respect to any motion or pleading that is inconsistent with this Agreement if such motion or pleading is consistent with the Acceptable Plan;

          (i) subject to the execution of an appropriate and otherwise reasonable confidentiality agreement by any Secured Party not already subject to appropriate confidentiality arrangements, the failure by any of the U.S. Shipping Entities to provide to the Secured Parties and their advisors reasonable access to the books and records of the U.S. Shipping Entities and the management and advisors of the U.S. Shipping Entities for the purposes of evaluating the U.S. Shipping Entities’ business plans and participating in the process with respect to the consummation of the Transactions;

          (j) the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Acceptable Plan in any material respect (in each case with such amendments and modifications as have been agreed to by USSP and the Steering Committee); provided, that this Section 6(j) shall not apply with respect to any relief that is inconsistent with this Agreement if such relief is consistent with the Acceptable Plan; or

          (k) the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Transactions, provided, however, any of the dates set forth in this Section 6 may be extended by agreement among USSP and the Steering Committee in consultation with the Secured Parties. Upon termination of this Agreement, no Party shall have any continuing liability or obligation to any other Party hereunder; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. Upon the occurrence of the Termination Date due to the breach by any of the U.S. Shipping Entities under this Agreement, the fee and expense reimbursements (including the fees and expenses of the advisors referred to in Section 10 herein) required by the section of the Term Sheet titled “Secured Claims” shall be payable for work through the Termination Date.

          7. Representations and Warranties. Each of the Parties represents and warrants to each of the other Parties that the following statements are true, correct and complete as of the date such Party executes this Agreement:

          (a) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

          (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

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          (c) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

          (d) No Conflicts. The execution, delivery and performance by it of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational document) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).

          (e) Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body other than the Bankruptcy Court and pursuant to the Securities Exchange Act of 1934, as amended, assuming, as to the U.S. Shipping Entities, the accuracy of the representations and warranties herein of each Secured Party.

          8. Additional Representation of Senior Secured Lenders. Each Senior Secured Lender represents and warrants as to itself only, severally and not jointly with any other Senior Secured Lender, to each of the other Parties hereto that, as of the date such Party executes this Agreement, (i) such Senior Secured Lender either (A) is the sole legal and beneficial owner of the aggregate principal amount of Senior Secured Claims set forth on its signature page, in each case free and clear of all claims, liens, and encumbrances, other than ordinary course pledges and/or swaps, or (B) has investment or voting discretion with respect to discretionary accounts for the holders or beneficial owners of the aggregate principal amount of Senior Secured Claims set forth on its signature page and the related Senior Secured Claims and has the power and authority to bind the beneficial owner(s) of such Senior Secured Claims to the terms of this Agreement and (ii) such Senior Secured Lender has full power and authority to vote on and consent to all matters concerning such Senior Secured Claims and to exchange, assign, and transfer such Senior Secured Claims.

          9. Additional Representation of Second Lien Noteholders. Each Second Lien Noteholder represents and warrants as to itself only, severally and not jointly with any other Second Lien Noteholder, to each of the other Parties hereto that, as of the date such party executes this Agreement, (i) such Second Lien Noteholder either (A) is the sole legal and beneficial owner of the Second Lien Notes set forth on its signature page and all related Second Lien Secured Claims, in each case free and clear of all claims, liens, and encumbrances, other than ordinary course pledges and/or swaps, or (B) has investment or voting discretion with respect to the Second Lien Notes set forth on its signature page and the related Second Lien Secured Claims and has the power and authority to bind the beneficial owner(s) of such Second Lien Notes and Second Lien Secured Claims to the terms of this Agreement and (ii) such Second Lien Noteholder has full power and authority to vote on and consent to all matters concerning such Second Lien Notes and Second Lien Secured Claims and to exchange, assign, and transfer such Second Lien Notes and Second Lien Secured Claims.

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          10. Advisors to Certain Secured Parties. The U.S. Shipping Entities shall pay the reasonable fees and expenses of (i) Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) for services rendered to the Senior Secured Lender serving as Steering Committee Chair (including for services rendered to such Senior Secured Lender before it was appointed as Steering Committee Chair), (ii) Mayer Brown LLP, for services rendered to the Collateral Agent and as proposed counsel to the Senior Secured Lenders in connection with the documentation of the New Term Loan (as defined in the Term Sheet)(including the reasonable fees and expenses of local counsel and/or special maritime counsel), and (iii) Bracewell & Giuliani LLP (“Bracewell”) for services rendered to the Second Lien Noteholder serving as Second Lien Representative (including for services rendered to such Second Lien Noteholder before it was appointed as Second Lien Representative) and to the trustee under the Second Lien Indenture (the “Indenture Trustee”) (including, within Bracewell’s reimbursement, the reasonable fees and expenses of Blank Rome LLP, as special maritime counsel to the Second Lien Noteholder serving as Second Lien Representative), in each case in connection with the prepetition discussions and the Chapter 11 Cases and regardless of whether the transactions are consummated, as well as in accordance with the Term Sheet or as otherwise agreed by USSP and the Steering Committee. In furtherance of the foregoing, the U.S. Shipping Entities shall, immediately following the Exchange Date, provide by wire transfer to each of Pillsbury and Bracewell the sum of $200,000 to be applied to invoiced fees and expenses incurred through the Exchange Date and with the remaining balance thereof for each such firm to be retained as a fee reserve in respect of (but not as a cap of) invoiced fees and expenses incurred after the Exchange Date to the extent payable in accordance with this Agreement and/or the Term Sheet, with any such amount in excess of the invoiced fees and expenses being returned to the U.S. Shipping Entities upon the Termination Date.

          11. Obligation to Disclose Materials. The Secured Parties hereby acknowledge and agree that USSP shall disclose to the public (i) promptly following the occurrence of the Exchange Date (as defined herein), a summary of the terms of this Agreement (including the Term Sheet but not including identification of the individual signing Secured Parties or the members of the Steering Committee except to the extent that the name of such Secured Party is otherwise set forth in this Agreement, not including the signature pages hereto) and (ii) no later than the opening of the market on the day following the Filing Date in connection with the public disclosure of the filing of the Chapter 11 Cases, this Agreement (including the Term Sheet but not including identification of the individual signing Secured Parties or the members of the Steering Committee) with such redactions as may be reasonably requested by Pillsbury or Bracewell to maintain the confidentiality of the items identified in Section 12 hereof. USSP will submit to Pillsbury and Bracewell, as counsel to the Steering Committee Chair and the Second Lien Representative, respectively, a draft of the form of disclosure pursuant to the immediately preceding sentence and afford Pillsbury and Bracewell, as counsel to the Steering Committee Chair and the Second Lien Representative, respectively, a reasonable opportunity, but in no event less than one business day, to review and provide suggestions as to such proposed disclosure and USSP shall consider such suggestions in good faith. In the event that USSP fails to make the foregoing disclosure prior to the opening of the market on the day following the Filing Date, any of the Secured Parties may publicly disclose this Agreement, including the Term Sheet (subject to any redactions required hereby). The U.S. Shipping Entities hereby release each Secured Party and its advisors and professionals from any claims by or on behalf of the U.S. Shipping Entities against any of the Secured Parties arising as a result of such disclosure by any Secured Party in compliance with this Agreement.

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          12. Publicity. The U.S. Shipping Entities will submit to each of Pillsbury and Bracewell, as counsel to the Steering Committee Chair and the Second Lien Representative, respectively, all press releases and public documents that constitute the initial disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement for review and potential suggestions on the same basis as in 11 herein. Except as required by law (as determined by outside counsel to the U.S. Shipping Entities and with reasonable prior notice to each of Pillsbury and Bracewell, as counsel to the Steering Committee Chair and the Second Lien Representative, respectively), the U.S. Shipping Entities shall not (a) use the name of any Secured Party in any public manner without such Secured Party’s prior written consent (except to the extent that the name of such Secured Party is otherwise set forth in this Agreement, including the Term Sheet, not including the signature pages hereto) or (b) disclose to any person (including, for the avoidance of doubt, any other Secured Party) other than counsel and advisors to the U.S. Shipping Entities, the principal amount, or percentage of, Secured Claims or any other equity or debt securities or interests of the U.S. Shipping Entities held by any Secured Party; provided, however, that the U.S. Shipping Entities shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of Secured Claims held by the Senior Secured Lenders as a group and by the Second Lien Noteholders as a group.

          13. Review of Documents. Each of the U.S. Shipping Entities shall, except where it is not reasonably practicable, provide draft copies of all motions or applications and other documents any of the U.S. Shipping Entities intend to file with the Bankruptcy Court to each of Pillsbury and Bracewell, as counsel to the Steering Committee Chair and the Second Lien Representative, respectively, at least two business days prior to the date when the U.S. Shipping Entities intend to file any such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.

          14. Sale of ITB New York.

          (a) ITB New York LLC has informed the Secured Parties that it desires to sell the vessel “ITB New York” and retain the proceeds of such disposition for use in the business of the U.S. Shipping Entities.

          (b) For all purposes under the Loan Documents, including without limitation for the purposes of Section 7.2.11 of the First Lien Credit Agreement, each of the Senior Secured Lenders hereby consents to the disposition by ITB New York LLC of the vessel “ITB New York” and acknowledge and agrees that (a) such sale shall not constitute a breach of, or default under, any provision of any Loan Document or any other document, agreement or instrument related to the foregoing documents, and (b) the U.S. Shipping Entities shall retain the proceeds of such disposition for use in the business of the U.S. Shipping Entities. For the purposes of this Agreement, “Loan Document” shall have the meaning given to such term in the First Lien Credit Agreement. The administrative agent and collateral agent under the Loan Documents and the Indenture Trustee and the collateral agent under the Collateral Documents (as defined in the Second Lien Indenture) shall each be entitled to rely on this Section 14 as constituting such consent and direction; provided, however, that the Collateral Agent shall not execute or deliver any release of any Liens on the ITB New York unless and until the Administrative Agent has delivered to the Collateral Agent a written directive to do so and certifies that the requisite number of “Secured Parties” under the First Lien Credit Agreement have consented to such disposition or that such disposition is otherwise specifically permitted under the First Lien Credit Agreement.

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          (c) The Senior Secured Lenders hereby release any and all liens and encumbrances created pursuant to the Loan Documents or any other document, agreement or instrument related to the Loan Documents over the ITB New York or the proceeds from the disposition of the ITB New York and agree to execute such other documents and instruments as may be prepared by the U.S. Shipping Entities and take such other actions that are reasonably required to effect the foregoing release.

          (d) Prior to the Termination Date and notwithstanding anything in the Loan Documents, to the contrary, no Secured Party will object to, or otherwise commence any proceeding to oppose, the motions, applications and other documents filed with the Bankruptcy Court in connection with the disposition of the ITB New York and retention of the proceeds thereof by the U.S. Shipping Entities; provided, for the avoidance of doubt, Section 13 herein shall apply with respect to such motions, applications and other documents.

          15. No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Secured Party or the ability of any Secured Party to protect and preserve its rights, remedies and interests, including without limitation, its claims against the U.S. Shipping Entities. If the transactions contemplated by this Agreement are not consummated, or if this Agreement is terminated in accordance with Sections 5 or 6 herein, the U.S. Shipping Entities fully reserve any and all of their rights.

          16. Specific Performance. Each Party recognizes and acknowledges that there would be no adequate monetary or other remedy at law for any damages that accrue to any other Party by reason of its breach of any covenants or agreements contained in this Agreement, and therefore each Party agrees that (i) in the event of any such breach by any Secured Party, the U.S. Shipping Entities shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, and (ii) in the event of any such breach by the U.S. Shipping Entities, the Secured Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief if such relief is sought by either the Senior Secured Lenders or the Second Lien Noteholders. Any Party against whom an action or proceeding for specific performance is brought hereby waives the claim or defense therein that such Party bringing such action or proceeding has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Any Party entitled to the remedy of specific performance and injunctive and other equitable relief pursuant to this Section 16 shall be entitled to obtain such specific performance, injunctive or equitable relief without the necessity of securing or posting a bond or other security in connection with such remedy, in addition to any other remedy to which such Party may be entitled, at law or in equity.

8

          17. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

          18. Effectiveness; Amendments.

          (a) This Agreement shall become effective and binding on each Party upon the execution, and receipt by USSP, of signature pages signed by the U.S. Shipping Entities, the Requisite Lenders and the Requisite Noteholders by facsimile transmission or e-mail (the date of such exchange of signature pages, the “Exchange Date”)

          (b) This Agreement and the Plan may not be modified, amended or supplemented except in a writing signed by USSP and the Steering Committee in consultation with the Secured Parties; provided, however, that (i) no modification, amendment or supplement that is materially adverse to the economic interests of the Senior Secured Lenders as a whole or Second Lien Noteholders as a whole shall be binding unless agreed to in a writing signed by a majority in amount of the Senior Secured Lenders or a majority in amount of the Second Lien Noteholders, as the case may be, (ii) any amendment, modification or supplement that is materially adverse to the economic interests of an individual Senior Secured Lender, without similarly affecting the rights hereunder of all Senior Secured Lenders, shall not be effective as to such Senior Secured Lender without its prior written consent, and (iii) any amendment, modification or supplement that is materially adverse to the economic interests of an individual Second Lien Noteholder, without similarly affecting the rights hereunder of all Second Lien Noteholders, shall not be effective as to such Senior Secured Lender without its prior written consent.

          19. Waivers. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance. No charge of waiver, modification, consent or acquiescence with respect to any provision of this Agreement may be made against (i) any of the U.S. Shipping Entities, except on the basis of a written instrument executed by or on behalf of USSP, or (ii) the Secured Parties, except on the basis of a written instrument executed by or on behalf of the Steering Committee in consultation with the Secured Parties.

          20. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, subject to the U.S. Shipping Entities’ filing of the Chapter 11 Petitions in accordance with Section 2 hereto, each of the Parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Bankruptcy Court for purposes of any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by applicable laws, jury trial and any objection it may have now or hereafter to the venue of any action, suit or proceeding brought in such court or to the convenience of the forum.

9

          21. Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered by courier service or messenger, (ii) sent by facsimile and acknowledged by the recipient, (iii) if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, or (iv) sent by e-mail and acknowledged by the recipient, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

If to the U.S. Shipping Entities to:

399 Thornall St
8th Floor
Edison, NJ 08837
Facsimile No.: (732) 635 1918
Attn: Ronald L. O’Kelley
rokelley@usslp.com

with a copy to:

Weil, Gotshal & Manges LLP
700 Louisiana Street, Suite 1600
Houston, Texas 77002
Facsimile No.: (713) 224 9511
Attn: Alfredo Perez and Robert Jordan
alfredo.perez@weil.com
robert.jordan@weil.com

and

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
Facsimile No.: (212) 318 3400
Attn: Roy L. Goldman
rgoldman@fulbright.com

If to a Senior Secured Lender, to:

such Secured Lender at the address shown for such Secured Lender on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such Secured Lender

10

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
Facsimile No.: (212) 858 1500
Attn: Leo Crowley
leo.crowley@pillsburylaw.com

If to a Second Lien Noteholder, to:

such Secured Party at the address shown for such Secured Party on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such Secured Party with a copy to:

Bracewell & Giuliani LLP
225 Asylum Street
Suite 2600
Hartford, Connecticut, 06103-1516
Facsimile No.: (860) 760 6310
Attn: Evan Flaschen
evan.flaschen@bgllp.com

If to the Senior Representatives, to each Senior Representative at the address notified by such Senior Representative to the other Parties hereto, to the attention of the person nominated by such Senior Representative with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
Facsimile No.: (212) 858 1500
Attn: Leo Crowley
leo.crowley@pillsburylaw.com

If to the Second Lien Representative, at the address notified by such Second Lien Representative to the other Parties hereto, to the attention of the person nominated by such Second Lien Representative

11

with a copy to:

Bracewell & Giuliani LLP
225 Asylum Street
Suite 2600
Hartford, Connecticut, 06103-1516
Facsimile No.: (860) 760-6310
Attn: Evan Flaschen
evan.flaschen@bgllp.com

If to the Collateral Agent, to the address shown for the Collateral Agent on the applicable page of the First Lien Credit Agreement

With a copy to:

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002
Facsimile No.: (713) 238-4613
Attn: Margaret Davis
mndavis@mayerbrown.com

          22. Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

          23. Consideration. It is hereby acknowledged by the Parties that, other than the agreements, covenants, representations and warranties of the Parties, as more particularly set forth herein, no consideration shall be due or paid to any of the U.S. Shipping Entities for its agreement to file and use its commercially reasonable efforts to obtain approval for the Plan and Disclosure Statement in accordance with the terms and conditions of this Agreement.

          24. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

          25. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, administrators and representatives.

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          26. Limitations.

          (a) Notwithstanding anything herein to the contrary, this Agreement is intended only to bind Senior Secured Lenders and Second Lien Noteholders to the extent of the Secured Claims within their actual control or authority. By way of example, this Agreement is not intended to bind other groups, divisions, affiliates or funds related to a Senior Secured Lender or Second Lien Noteholder as to which such Senior Secured Lender or Second Lien Noteholder does not have the control or authority to provide votes or consents on behalf of such other group, division, affiliate or fund.

          (b) The Senior Representatives are acting in their own interests and Pillsbury is solely representing the Steering Committee Chair. Each Senior Secured Lender acknowledges that (i) the Senior Representatives are not their agents, (ii) Pillsbury is not its counsel, (iii) the interests of the Steering Committee Chair and Pillsbury as its counsel may not coincide with, and may conflict with, such Senior Secured Lender’s own interests, and (iv) nothing in this Agreement or the Plan, or in any action taken or not taken by the Steering Committee Chair, the other Senior Representatives or Pillsbury, shall create, provide for, give rise to or imply any fiduciary or other duty by the Steering Committee Chair, the other Senior Representatives or Pillsbury to such Senior Secured Lender (or to any other Party) or to any claim or cause of action by such Senior Secured Lender (or by any other Party) against the Steering Committee Chair, the other Senior Representatives or Pillsbury.

          (c) The Second Lien Representative is acting in its own interests and Bracewell is solely representing the Senior Representative and serving as special counsel to the Indenture Trustee. Each Second Lien Noteholder acknowledges that (i) the Second Lien Representative is not its agent, (ii) Bracewell is not its counsel, (iii) the interests of the Second Lien Representative and Bracewell as its counsel may not coincide with, and may conflict with, such Second Lien Noteholder’s own interests, and (iv) nothing in this Agreement or the Plan, or in any action taken or not taken by the Second Lien Representative or Bracewell, shall create, provide for, give rise to or imply any fiduciary or other duty by the Second Lien Representative or Bracewell to such Second Lien Noteholder (or to any other Party) or to any claim or cause of action by such Second Lien Noteholder (or by any other Party) against the Second Lien Representative or Bracewell.

          27. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

          28. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Acceptable Plan and consummate the Transactions.

          29. Complete Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto, but shall not supersede the Plan.

          30. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or by email shall be as effective as delivery of a manually executed signature page of this Agreement.

13

          31. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third party beneficiary hereof.

          32. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          33. Additional Parties. Without in any way limiting the provisions hereof, additional lenders under the Senior Credit Facilities and additional holders of Second Lien Notes may elect to become Parties by executing and delivering to the U.S. Shipping Entities a Joinder. Such additional lender or holder of Second Lien Notes shall become a Party to this Agreement as a Senior Secured Lender or Second Lien Noteholder, respectively, in accordance with the terms of this Agreement.

          34. Acknowledgement by Secured Parties. Each Secured Party acknowledges and agrees that (i) it has conducted its own independent review and analysis of this Agreement, (ii) it is not relying on any statement, presentation or information made by or on behalf of the Senior Representatives, the Second Lien Representative, Pillsbury, Bracewell, the Collateral Agent, Mayer Brown LLP, or the Indenture Trustee in determining whether to execute this Agreement, and (iii) none of the Senior Representatives, the Second Lien Representative, Pillsbury, the Collateral Agent, Mayer Brown LLP, Bracewell, or the Indenture Trustee will have or be subject to any liability to such Secured Party resulting from the distribution to such Secured Party, or their use of, any statement, presentation or information regarding this Agreement, the transactions or the U.S. Shipping Entities by the Senior Representatives, the Second Lien Representative, Pillsbury, the Collateral Agent, Mayer Brown LLP, Bracewell, or the Indenture Trustee.

          35. Cash Collateral Stipulation. Each Senior Secured Lender acknowledges and agrees that the Debtors may use their cash, which cash is pledged as collateral to the Senior Secured Lenders pursuant to the terms of certain of the Loan Documents, to satisfy the Debtors’ working capital requirements during the Chapter 11 Cases on the terms and conditions set forth in the Term Sheet, including, without limitation, such terms and conditions with respect to adequate protection. Such terms and conditions set forth in the Term Sheet shall be memorialized in an order and stipulation (the “Cash Collateral Stipulation”) submitted for approval by the Bankruptcy Court. The delivery of a Senior Secured Lender’s signature page to this Agreement shall constitute the consent of, and direction by, such Senior Secured Lender to the execution of the Cash Collateral Stipulation by the Collateral Agent on behalf of the Senior Secured Lenders containing customary terms consistent with the Term Sheet as approved by the Senior Representatives; provided, however, that the Collateral Agent shall not execute or deliver the Cash Collateral Stipulation unless and until the Administrative Agent has delivered to the Collateral Agent a written directive to do so and certifies that the requisite number of “Secured Parties” under the First Lien Credit Agreement have consented to such execution and delivery. Each Senior Secured Lender acknowledges and agrees that (a) all rights and benefits of the Collateral Agent under Article IX of the First Lien Credit Agreement and similar provisions relating to the liabilities, damages, losses, acts and omissions of the Collateral Agent set forth in

14

the other Loan Documents (which such rights and benefits shall survive any termination of this Agreement) shall extend to any and all liabilities, obligations. losses, damages, claims, costs or expenses imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of, and any and all acts, activities and omissions of the Collateral Agent taken in connection with, this Agreement, including any execution of the Cash Collateral Stipulation and any releases of Liens or other documents and instruments executed and delivered in connection with any disposition of the ITB New York as described in Section 14, and (b) neither this Agreement, the effectuation of the Acceptable Plan nor the consummation of the Transaction shall impose any obligation on KeyBank National Association and its affiliates to serve as Collateral Agent beyond May 20, 2009.

          36. Third Party Beneficiary. The Parties acknowledge and agree that the Collateral Agent is a third-party beneficiary of certain provisions under this Agreement and shall be entitled as such to enforce, exercise or protect such rights, interests and benefits provided hereunder, in all cases, to the fullest extent permitted by applicable law. No waiver, modification, amendment or supplement to this Agreement which may have a material adverse effect with respect to the rights, interest or benefits granted to the Collateral Agent hereunder shall be effective unless agreed to in a writing signed by the Collateral Agent.

15

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized officer.

U.S. SHIPPING PARTNERS L.P.
By:	US Shipping General Partner LLC, its general partner

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

U.S. SHIPPING FINANCE CORP.

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

U.S. SHIPPING OPERATING LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS CHARTERING LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS ATB 1 LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS ATB 2 LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS ATB 3 LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS ATB 4 LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS M/V HOUSTON LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB MOBILE LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS CHEMICAL PIONEER INC.

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB GROTON LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB NEW YORK LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB JACKSONVILLE LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB BALTIMORE LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS ATB LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS SEA VENTURE LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

ITB PHILADELPHIA LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS CHEMICAL CHARTERING LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS CHARLESTON CHARTERING LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USCS CHARLESTON LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS JV MANAGER INC.

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS PRODUCT MANAGER LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS PC HOLDING CORP.

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

US SHIPPING GENERAL PARTNER LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS PRODUCT CARRIERS LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

USS VESSEL MANAGEMENT LLC

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer

SENIOR SECURED LENDERS
[*]
By:

Name:
Title:
Principal amount of Senior Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

[*]
By:

Name:
Title:
Principal amount of Senior Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

[*]
By:

Name:
Title:
Principal amount of Senior Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

SECOND LIEN NOTEHOLDERS
[*]
By:

Name:
Title:
Principal amount of Second Lien Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

[*]
By:

Name:
Title:
Principal amount of Second Lien Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

[*]
By:

Name:
Title:
Principal amount of Second Lien Secured Claims held:
$___________________
Date: _______________
[Address]
Attention:
Fax: [*]
Email:

Exhibit A

Term Sheet

U.S. Shipping Partners L.P.

REVISED PLAN TERM SHEET

As of April 22, 2009

The following is a summary (the “Plan Term Sheet”) of certain material terms of a proposed plan of reorganization (the “Plan”) of the Company (as defined below), USS Product Carriers LLC (“USSPC”) and US Shipping General Partner, the general partner of USSP (“USSGP”), under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). This Plan Term Sheet does not contain all the terms, conditions, and other provisions of the Plan and the transactions contemplated by this Plan Term Sheet are subject to conditions to be set forth in definitive documents. This Plan Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import. This Plan Term Sheet and the information contained herein are strictly confidential and contain material non-public information. It is being provided to the (i) Senior Secured Lenders (as defined below) in accordance with the confidentiality provisions of the First Lien Credit Agreement (as defined below) and (ii) those Second Lien Noteholders (as defined below) who have agreed to maintain the confidentiality hereof. This Plan Term Sheet does not constitute an offer of securities, nor is it an offer or solicitation for any chapter 11 plan, and is being presented for discussion and settlement purposes only.

It is anticipated that prior to filing chapter 11 petitions, the Company will enter into a plan support agreement (“Plan Support Agreement”) with (i) Senior Secured Lenders comprising more than one half in number of all Senior Secured Lenders and holding at least sixty percent (60%) of the aggregate amount of the Senior Secured Claims (as defined below) (the “Requisite Senior Lenders”) and (ii) Second Lien Noteholders holding at least sixty percent (60%) of the aggregate amount of the Second Lien Secured Claims (as defined below) (the “Requisite Second Lien Noteholders”), pursuant to which the signatories thereto will agree to support the Plan based on this Plan Term Sheet, which shall be Exhibit “A” to such Plan Support Agreement. It is further anticipated that the Plan Support Agreement will contain Milestones (as defined below) for the Debtors’ chapter 11 cases filed in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

I.	Parties

Debtors

U.S. Shipping Partners L.P. (“USSP”), and certain of its subsidiaries (collectively, the “Company”or the “Debtors”), including, without limitation, all Borrowers under the First Lien Credit Agreement and all Issuers and Guarantors under the Second Lien Notes (as each term is defined below), USSPC and USSGP.[2]

The First Lien Credit Agreement

Third Amended and Restated Credit Agreement, dated as of August 7, 2006 (as amended, the “First Lien Credit Agreement”), among U.S. Shipping Partners L.P., U.S. Shipping Operating LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer Inc., USCS Charleston Chartering LLC, USCS Charleston LLC, USCS ATB LLC, USS ATB 1 LLC, USS ATB 2 LLC, USCS Sea Venture LLC, USS M/V Houston LLC, U.S. Shipping Finance Corp., USS Product Manager LLC, USS JV Manager Inc., and USS PC Holding Corp., as borrowers (collectively, the “Borrowers”), USS ATB 3 LLC and USS ATB 4 LLC as guarantors, Canadian Imperial Bank of Commerce, as Administrative Agent (the “Administrative Agent”) and Letter of Credit Issuer, the collateral agent under the First Lien Credit Agreement (the “Collateral Agent”) and the lender parties thereto (collectively, the “Senior Secured Lenders”) and any and all of the documents, notes, instruments and other agreements (including, without limitation, each of the Loan Documents (as defined in the First Lien Credit Agreement) and the ISDA Master Agreements), executed, delivered or filed pursuant to or in connection with the aforementioned Third Amended and Restated Credit Agreement, as such Third Amended and Restated Credit Agreement, documents, notes and other agreements and instruments (including the Loan Documents and the ISDA Master Agreement) may have been amended, supplemented, modified or allonged.

Second Lien 13% Senior Secured Notes due 2014

Second Lien 13% Senior Secured Notes due 2014 (the “Second Lien Notes”) issued pursuant to that certain Indenture, dated as of August 7, 2006 (the “Second Lien Indenture”) among USSP and U.S. Shipping Finance Corp., as issuers (the “Issuers”), U.S. Shipping Operating LLC, USS ATB 1 LLC, USS ATB 2 LLC, USS Chartering LLC, USS M/V Houston LLC, USS Product Manager LLC, USS JV Manager Inc., ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USCS Chemical Pioneer Inc., USCS Chemical Chartering LLC, USCS Charleston Chartering LLC, USCS Charleston LLC, and USCS Sea Venture LLC, as guarantors (the “Guarantors”), and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”).

2 In the event persons to whom USS Vessel Management LLC, a wholly-owned subsidiary of USSGP that is funded directly by USSGP and indirectly by the Company, has obligations based on prepetition agreements do not agree to accept a settlement of such obligations less than or equivalent to what unsecured creditors of the U.S. Shipping Entities are expected to receive pursuant to the Plan, USS Vessel Management LLC shall be added as a debtor to the Debtors’ chapter 11 cases filed in the Bankruptcy Court.

II.	Proposed Restructuring

The Company will restructure its debt and equity interests pursuant to the Plan as described below. Unless otherwise indicated, all transactions will take place on the date the Plan becomes effective (the “Effective Date”).

Corporate and Capital Structure of Reorganized Debtors[3]

The proposed Plan contemplates a reorganization of the Company (the “Restructuring”) as a corporation under Delaware law that is compliant with sections 12103 and 50501 of title 46 of the United States Code and Part 4.80 of title 19 of the Code of Federal Regulations (collectively, the “U.S. Coastwise Trade Laws”).

Through the Plan, all existing partnership and other equity interests in USSP (the “USSP Prepetition Equity Interests”) shall be deemed cancelled and extinguished. New common stock, par value $.001 per share (“New Common Stock”), and warrants to purchase New Common Stock (“Warrants”) shall be issued to the Senior Secured Lenders and holders of the Second Lien Notes (the “Second Lien Noteholders,”) in reorganized USSP (“Reorganized USSP”).

The debt incurred in connection with the First Lien Credit Agreement will be converted into a senior secured credit facility with a principal amount equal to the current outstanding principal amount of approximately $332.6 million (but for the avoidance of doubt, exclusive of any PIK interest) plus an amount equal to the termination obligation of the interest rate swaps (the “New Term Loan”), the terms of which are set forth below.

The Second Lien Notes will be converted into New Common Stock and Warrants as set forth below.

Through the Plan, USSGP will be merged with and into Reorganized USSP on the Effective Date, with Reorganized USSP being the surviving corporation.

Equity Ownership in Reorganized Debtors	The equity ownership of Reorganized USSP shall be held as follows:

[3] Reorganized Debtorsmeans Reorganized USSP (as defined below), USS Chartering LLC, USCS Chemical Pioneer Inc., USCS Charleston Chartering LLC, USCS Charleston LLC, USS Product Manager LLC, USS JV Manager Inc., USS ATB 1 LLC, USS ATB 2 LLC, USS ATB 3 LLC, USS M/V Houston LLC, ITB New York LLC, ITB Baltimore LLC, ITB Mobile LLC, USCS ATB LLC, USCS Sea Venture LLC, ITB Philadelphia LLC, USCS Chemical Chartering LLC and USS Product Carriers LLC on and after the Effective Date (as defined below).

(a)

50% of the New Common Stock of Reorganized USSP (after giving effect to the exercise of all Warrants issued pursuant to this clause (a) and clause (b) below but before giving effect to the Management Equity Plan (as defined below)) shall be issued to the Senior Secured Lenders (the “Senior Secured Lenders’ Equity Share”). The Senior Secured Lenders’ Equity Share shall consist of shares of New Common Stock and Warrants and be issued on the Effective Date, subject to the following:

(i)

Each Senior Secured Lender that is a U.S. Citizen (“Domestic Holder”) shall be issued shares of New Common Stock in an amount equal to its pro rata share[4]of the Senior Secured Lenders’ Equity Share; and

(ii)

Each Senior Secured Lender who is not a U.S. Citizen for U.S. Coastwise Trade Laws purposes[5] (“Foreign Holder”) shall be issued shares of New Common Stock and Warrants in an amount equal to its pro rata share of the Senior Secured Lenders’ Equity Share, with each Foreign Holder being allocated shares of New Common Stock and Warrants as follows:

(A)

a number of shares of New Common Stock equal to the product determined by multiplying (I) 11.5% of the total number of shares of New Common Stock to be outstanding on the Effective Date by (II) a fraction, (x) the numerator of which is the amount of such Foreign Holder’s Senior Secured Claim and (y) the denominator of which is the total amount of Senior Secured Claims held by all Foreign Holders; and

(B)

Warrants representing the number of shares of New Common Stock equal to such Foreign Holder’s pro rata share of the Senior Secured Lenders’ Equity Share less the number of shares of New Common Stock issued to such Foreign Holder pursuant to subclause (A) above.

4 For purposes hereof, a Senior Secured Lender’s pro rata share shall equal the percentage determined by dividing the amount of such Senior Secured Lender’s Senior Secured Claim by the total of all Senior Secured Claims.

5 The term “U.S. Citizen” will hereinafter be used to refer to U.S. Citizens for U.S. Coastwise Trade Laws purposes.

6 For purposes hereof, a Second Lien Noteholder’s pro rata share shall equal the percentage determined by dividing the amount of such Second Lien Noteholder’s Second Lien Secured Claim by the total of all Second Lien Secured Claims.

(b)

50% of the New Common Stock of Reorganized USSP (after giving effect to the exercise of all Warrants issued pursuant to clause (a) above and this clause (b) but before giving effect to the Management Equity Plan) shall be issued to the Second Lien Noteholders (the “Second Lien Noteholders’ Equity Share”). The Second Lien Noteholders’ Equity Share shall consist of shares of New Common Stock and Warrants and be issued on the Effective Date, subject to the following:

	(i)	Each Second Lien Noteholder that is a Domestic Holder shall be issued shares of New Common Stock in an amount equal to its pro rata share[6] of the Second Lien Noteholders’ Equity Share; and

(ii)

Each Second Lien Noteholder who is a Foreign Holder shall be issued shares of New Common Stock and Warrants in an amount equal to its pro rata share of the Second Lien Noteholders’ Equity Share, with each Foreign Holder being allocated shares of New Common Stock and Warrants as follows:

(A)

a number of shares of New Common Stock equal to the product determined by multiplying (I) 11.5% of the total number of shares of New Common Stock to be outstanding on the Effective Date by (II) a fraction, (x) the numerator of which is the amount of such Foreign Holder’s Second Lien Secured Claim and (y) the denominator of which is the total amount of Second Lien Secured Claims held by all Foreign Holders; and

(B)

Warrants representing the number of shares of New Common Stock equal to such Foreign Holder’s pro rata share of the Second Lien Noteholders’ Equity Share less the number of shares of New Common Stock issued to such Foreign Holder pursuant to subclause (A) above.

In no event shall the Foreign Holders own more than 23% of the New Common Stock outstanding on the Effective Date.

The allocations noted in clauses (a) and (b) above shall be subject to dilution on account of the issuance of New Common Stock to the post-reorganization management pursuant to the Management Equity Plan, described in further detail below.

New Common Stock may be sold only to a U.S. Citizen.

New Common Stock and Warrants will be exempt from the registration requirements of the Securities Act upon issuance pursuant to section 1145 of the Bankruptcy Code and Reorganized USSP will not be subject to the reporting requirements of the Securities Exchange Act of 1934. Transfer of New Common Stock and Warrants shall not be registered and shall be subject to applicable securities laws regarding transfer.

Operation of Post-Reorganization Business and Certain Limitations on Distributions With Respect to New Common Stock

Following confirmation and consummation of the Plan, the Reorganized Debtors shall continue to exist as separate corporate or limited liability company entities in accordance with the laws of their respective states of incorporation or formation and pursuant to their respective organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended pursuant to the Plan. Such amendments to the organizational documents for each Debtor shall include, among other things, provisions, to the extent necessary or appropriate, effectuating the provisions of the Plan to assure that Reorganized USSP continues to be a U.S. Citizen, and such other provisions as may be agreed by the Debtors and a steering committee consisting of (i) up to three persons appointed by a majority-in-interest of the Requisite Senior Lenders (the “Senior Representatives”), and (ii) one person appointed by a majority-in-interest of the Requisite Second Lien Noteholders (the “Second Lien Representative” and, together with the Senior Representatives, the “Steering Committee”). The Steering Committee shall act by majority vote of the persons present at any meeting of the Steering Committee; provided that at least three members of the Steering Committee must be present at any meeting in order for valid action to be taken by the Steering Committee; and provided further that in the event of a tie vote, the chairman shall have the tie breaking vote. If a member of the Steering Committee sells a majority in amount of its position it shall resign as a member of the Steering Committee. If there be a resignation the slot shall be filled by a majority-in-interest of the Requisite Senior Lenders (in the case of a Senior Representative) and by majority-in-interest of the Requisite Second Lien Noteholders (in the case of the Second Lien Representative).

The charter and/or bylaws of Reorganized USSP or a stockholder agreement to be entered into by all material holders of New Common Stock shall (a) set forth certain restrictions relating to the transfer of shares of Reorganized USSP for Jones Act and securities law purposes, (b) regulate the membership of the new Board of Directors of Reorganized USSP (the “New Board”) and officers to such extent as will assure the preservation of Reorganized USSP’s status as a United States Citizen within the provisions of U.S. Coastwise Trade Laws, (c) limit the acquisition by any one person or group of persons acting in concert of beneficial ownership of more than thirty percent (30%) of the New Common Stock (subject to a pre-emergence grandfather clause) unless such person or group simultaneously offers to acquire all the outstanding New Common Stock and Warrants and (d) prohibit the distribution of dividends by Reorganized USSP (and certain other restricted payments) prior to the payment in full of the New Term Loan.

All New Board decisions on significant corporate events, including sale, acquisition or disposition of non-immaterial assets and initiating any initial public offering of Reorganized USSP will comply with Delaware law and require the approval of at least a majority of the non-management directors who are U.S. Citizens (a “Super Majority”).

All organizational documents and stockholder agreements shall be in form and substance acceptable to the Steering Committee, whose consent shall not be unreasonably withheld.

The structure of the Reorganized Debtors shall be such that, at all times, the president, chief executive officer or chairman will be able to state in an Affidavit of U.S. Citizenship that by no means whatsoever is control of more than twenty-five percent (25%) of any equity interest in the Reorganized USSP given or permitted to be exercised by a person who is not a U.S. Citizen.

Equity Issuance

Reorganized USSP may not issue and sell more than ten percent (10%) of the outstanding shares of New Common Stock of Reorganized USSP, including pursuant to a registration statement declared effective by the Securities and Exchange Commission without the consent of a majority-in-interest of the New Common Stock holders, which majority shall include a majority-in-interest of the Foreign Holders, whose consent shall not be unreasonably withheld; provided that such consent shall not be required for equity issued to cure a financial covenant default. Existing shareholders shall have pre-emptive rights with respect to issuances of New Common Stock, other than issuances (i) pursuant to a registration statement declared effective by the Securities and Exchange Commission and (ii) to effect an acquisition.

Warrants	The Warrants to be issued to Foreign Holders shall have the following terms:

	(a)	the exercise price for the Warrants shall be equal to the par value of the shares of the common stock underlying the Warrant and may be paid in cash or pursuant to a cashless exercise procedure;

	(b)	the Warrants shall expire on December 31, 2029;

	(c)	the Warrants may be exercised only by an entity that is a U.S. Citizen;

	(d)	the Warrants shall be freely transferable to any person, party or entity subject to applicable securities laws; and

	(e)	the Warrants shall include antidilution protection in the event of stock dividend, recapitalization, stock split or reclassification of the common stock.

III.	Summary of Proposed Terms of New Term Loan

New Term Loan:

Term loan in an aggregate principal amount equal to the current outstanding principal amount of approximately $332.6 million (but for the avoidance of doubt, exclusive of any PIK interest) plus an amount equal to the termination obligation of the interest rate swaps.[7]

Borrower:

USSP (on or after the Effective Date), USS Chartering LLC, USCS Chemical Pioneer Inc., USCS Charleston Chartering LLC, USCS Charleston LLC, USS Product Manager LLC, USS JV Manager Inc., USS ATB 1 LLC, USS ATB 2 LLC, USS ATB 3 LLC, USS M/V Houston LLC, ITB New York LLC, ITB Baltimore LLC, ITB Mobile LLC, USCS ATB LLC, USCS Sea Venture LLC, ITB Philadelphia LLC, USCS Chemical Chartering LLC, USS Product Carriers LLC (collectively, the “Reorganized Debtors”).

Ratings:

The Company shall apply for and use its reasonable best efforts to obtain private letter ratings from Standard & Poors and Moody’s within two months following the Effective Date and use its reasonable best efforts to maintain them thereafter.

[7] The U.S. Shipping Entities and the Senior Representatives, after consultation with the First Lien Lenders, may elect to issue the New Term Loan in two or more ranked tranches as long as (i) the annual amount of interest paid on all the tranches is in aggregate at least equal to the annual amount of interest to be paid if there is only one tranche with the interest rate set out above and (ii) the other terms of the tranches are in all material respects identical.

Lenders:	New Term Lenders.

Maturity:	The New Term Loan will mature on August 7, 2013 (the “Maturity Date”).

Interest Rate and Payment Dates:

Interest rate under the New Term Loan will be paid quarterly at a rate of, at the Reorganized Debtors’ option, (i) LIBOR plus five percent (5%), subject to a two percent (2%) LIBOR floor or (ii) ABR plus four percent (4%); provided that upon the occurrence and during the continuance of any event of default, interest shall only be at the ABR plus four percent (4%).

The US Shipping entities are considering purchasing one or more LIBOR caps on a portion of the New Term Loan and will do so if requested by the Requisite Senior Lenders and each such cap can be obtained on commercially reasonable terms.

Default Rate:

Upon the occurrence and during the continuance of any event of default (including, without limitation, in respect of letters of credit), interest shall be payable on demand at a default rate in an amount equal to two percent (2%) over the then applicable interest rate.

Amortization:

No amortization prior to the completion of the first full year following the Effective Date other than pursuant to the Excess Cash Sweep. Amortization of one quarter of one percent (0.25%) per quarter beginning on the last day of the first full fiscal quarter following completion of the first full fiscal year following the Effective Date. The balance of the New Term Loan shall be payable on the Maturity Date.

Excess Cash Sweep:

Cash flow sweep of one hundred percent (100%) of the Excess Cash Flow (as defined below), over and above (i) a $30 million cash balance for the first twelve (12) months after the Effective Date and (ii) a $20 million cash balance after the first twelve (12) months after the Effective Date (provided that such $20 million cash balance shall be reduced or increased (though never to exceed $20 million) by $2 million for each vessel (including joint venture vessels) that are removed or added to service following the Effective Date), to prepay the outstanding principal amount of the New Term Loan. “Excess Cash Flow” shall mean EBITDA in the previous quarter plus net proceeds (after deducting reasonable and customary costs of sale) from any vessel sales minus (i) interest and fee payments on the New Term Loan and letter of credit fees, (ii) any and all cash drydocking costs in previous quarter, budgeted cash drydocking costs for the next three quarters and all cash capital costs associated with the 4th ATB not funded from cash escrow, (iii) necessary and appropriate repair and maintenance costs to the extent such amounts are not already included in the determination of EBITDA, (iv) any cash taxes paid in such quarter, (v) scheduled amortization payments on the New Term Loan and (vi) any amounts used to repurchase New Term Loan Notes (as defined below) as provided in “Repurchase of New Term Loan Notes” below.

Repurchase of New Term Loan Notes:

The Reorganized Debtors shall be allowed to use up to 35% of Excess Cash Flow (as defined above but excluding clause (vi)) to repurchase New Term Loan Notes in the open market as long as (i) the purchase price is no more than 85% of the face amount of the New Term Loan Notes repurchased and (ii) such repurchase will not result in the rating agencies putting the Reorganized Debtors on “selective default”. Such repurchased notes are to be treated as permanently retired for all purposes including, but not limited to, interest payments, principal payments, and voting. Furthermore, any gain recorded on such repurchase is not to be included in any covenant calculation

Collateral:	The New Term Loan will be secured by all or substantially all of the Reorganized Debtors’ assets (other than as to de minimis assets where it would not be cost-effective to do so).

Representations, Covenants, Events of Default, etc.:

All representations, covenants, events of default, voting requirements, indemnifications, assignment provisions and other terms and provisions of the loan agreement under which the New Term Loan is to be issued shall be consistent with the similar provisions in the First Lien Credit Agreement and otherwise in form and substance reasonably acceptable to the Senior Representatives, except that (i) there shall be no other indebtedness for borrowed money, whether or not secured, provided that indebtedness constituting a capital lease arising from a sale/leaseback transaction approved by the agent for the New Term Loan (such approval not to be unreasonably withheld) where the net proceeds of such transaction are used to prepay the New Term Loan shall not be considered indebtedness for borrowed money, and (ii) the only financial covenants shall be a four quarter rolling (A) interest coverage test (EBITDA/net interest) with a minimum ratio of one and a half times (1.5x) and (B) a debt to EBITDA coverage ratio to be determined (but consistent with the interest coverage test and the projections provided by USSP to the Senior Secured Lenders), which covenants shall only be measured beginning with the fourth full fiscal quarter following the Effective Date; provided that if the Reorganized Debtors are in default of either or both of these covenants, they shall be permitted to cure such default by issuing equity securities representing not more than 25% of the outstanding New Common Stock on a fully-diluted basis (calculated as if all outstanding Warrants had been exercised) after giving effect to such issuance and using the proceeds thereof to repay the New Term Loan in an amount such that after giving effect to such repayment as if it had occurred on the measurement date the Reorganized Debtors were in compliance with such financial covenant(s); and provided further that if the Reorganized Debtors rights to manage one or more of the vessels owned by the joint venture is terminated, the financial covenants shall be appropriately modified to reflect the loss of the EBITDA from such management fee.

Reorganized USSP shall be prohibited, without the prior consent of the Agent for the New Term Loan lenders, from making capital expenditures other than capital expenditures (i) for dry docks and UWILD inspections, (ii) as necessary to maintain all existing assets in a proper condition as required by law or customers or (iii) as set forth in a capital expenditures budget approved by the New Board and consented to by the Agent for the New Term Loan lenders, such consent not to be unreasonably withheld.

IV.	Treatment of Claims and Interests

•	Administrative Expense Claims

Except to the extent that a holder entitled to payment agrees to a less favorable treatment, or has been paid prior to the Effective Date, in whole or in part, on the latest of (i) the Effective Date, (ii) the date on which its claim becomes an allowed, or (iii) the date on which its claim becomes payable under any agreement relating thereto, or as soon as practicable thereafter, each holder of an allowed administrative expense claim shall receive, in full satisfaction, settlement, and release of and in exchange for such claim, cash equal to the unpaid portion of its claim without interest. Notwithstanding the forgoing, (a) any allowed administrative expense claim based on a liability incurred by the Debtors in the ordinary course of business by the Debtors shall be paid in full and performed by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and conditions of any agreements governing, instruments evidencing or other documents relating to such transactions, and (b) any allowed administrative expense claim may be paid on such other terms as may be agreed on between the holder of such Claim and the Debtors; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, such ordinary course expense shall be barred.

•	Secured Tax and Priority Tax Claims

Except to the extent that a holder agrees to a different treatment or has been paid prior to the Effective Date, each holder of an allowed secured tax claim or priority tax claim shall, in full satisfaction, release, and discharge of such claim, receive at the Debtors’ option: (a) cash, paid in full, representing the full amount (without interest) of such holder’s unpaid claim on or as soon as reasonably practicable following the later to occur of (x) the Effective Date, and (y) the date on which such claim becomes allowed; or (b) receive such other terms determined by the Bankruptcy Court to provide the holder deferred cash payments having value, as of the Effective Date, equal to such claim. Upon payment and satisfaction in full of all allowed secured tax claims and priority tax claims, all liens and security interests granted to secure such obligations, whether in these chapter 11 cases or otherwise, shall be terminated and of no further force or effect.

•	Professional Compensation and Reimbursement Claims

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the date on which the Plan is confirmed under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is sixty (60) days after the Effective Date their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred and (b) be paid in full without interest, in cash, in such amounts as are allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such claim or upon such other terms as may be mutually agreed upon between the holder of such claim and the Debtors. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the date of confirmation of the Plan (the “Confirmation Date”) in the ordinary course of business and without the need for Bankruptcy Court approval.

•	Priority Non-Tax Claims

Except to the extent that a holder (i) has been paid by the Debtors, in whole or in part, prior to the Effective Date, or (ii) agrees to a less favorable treatment, each holder of an allowed priority non-tax claim shall receive, in full satisfaction of such claim, cash in the full amount of the claim (without interest), on or as soon as reasonably practicable after the later of (a) the Effective Date, or as soon thereafter as reasonably practicable, and (b) the date such claim becomes allowed.

Secured Claims

•	Allowed First Lien Secured Claims

Under the Plan, claims arising under the First Lien Credit Agreement (the “Senior Secured Claims”) shall be allowed, not subject to offset, defense, counterclaim, reduction or credit of any kind whatsoever, in an amount equal to the sum of (i) the aggregate principal amount outstanding under the First Lien Credit Agreement (approximately $332.6 million) as of the Commencement Date (as defined below), plus (ii) principal amounts drawn on the Letters of Credit from the Commencement Date through the Effective Date, plus (iii) an amount equal to the termination obligation in respect of ISDA Master Agreements governing certain interest rate swaps, plus (iv) accrued and unpaid letter of credit fees and administrative fees through the Commencement Date, plus (v) other unpaid amounts due under the First Lien Credit Agreement, including, without limitation, unpaid cash and PIK interest through and including the record date for voting on the Plan.

The Senior Secured Lenders will receive in full, complete and final satisfaction of the Senior Secured Claims the following:

(f)

Secured term loan notes in connection with the New Term Loan (the “New Term Loan Notes”) in a principal amount equal to such holder’s pro rata share of the New Term Loan (the Senior Secured Lenders, in their capacity as the holders of the New Term Loan Notes, being referred to as the “New Term Lenders”);

		(g)	The Senior Secured Lenders will receive shares of New Common Stock and Warrants as set forth under “II. Proposed Restructuring—Equity Ownership” above; and

(h)

The pre-petition letters of credit under the First Lien Credit Agreement that are outstanding as of the Effective Date shall be replaced and returned to the Administrative Agent as issuing bank, marked “canceled” or, to the extent Reorganized Debtors are unable to replace any of such letters of credit, such letter of credit shall be (a) secured by a back-to-back letter of credit issued by an institution acceptable to the Administrative Agent equal to 105% of the face amount of such letters of credit or (b) cash collateralized in an amount equal to 105% of the face amount of such letters of credit by the deposit of cash in such percentage amount in an account designated by the Administrative Agent, as issuing bank, which cash will be remitted to the Reorganized Debtors upon the expiration, cancellation or other termination or satisfaction of the reimbursement obligations in respect of such letters of credit.

The Debtors shall pay in cash, without interest, the fees and the reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of attorneys and advisors) incurred by, and administration fees payable to, the Administrative Agent in their capacity as administrative agent under the First Lien Credit Agreement, in each case to the extent not reimbursed on or prior to the Effective Date, without the necessity of filing a fee application or any other application of any kind or nature with the Bankruptcy Court.

The Debtors shall pay in cash, without interest, the fees and the reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of attorneys and advisors) incurred by, and administration fees payable to, the Collateral Agent, in each case to the extent not reimbursed on or prior to the Effective Date, without the necessity of filing a fee application or any other application of any kind or nature with the Bankruptcy Court.

The prepetition and postpetition fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the chairman of the Steering Committee, up to a maximum of $300,000, shall be paid in cash on the Effective Date by the Reorganized Debtors, without the need for application to, or approval of, the Bankruptcy Court. Reorganized USSP shall pay the reasonable post-Effective Date fees and expenses of Pillsbury (if any) reasonably needed to effectuate the Plan.

The fees and expenses of counsel to the Senior Secured Lenders in connection with the documentation of the New Term Loan, which counsel shall be chosen by the Senior Representatives and reasonably acceptable to USSP, and shall be paid in cash on the Effective Date by the Reorganized Debtors, without the need for application to, or approval of, the Bankruptcy Court.

•	Allowed Second Lien Noteholder Claims

Under the Plan, claims arising under the Second Lien Indenture (the “Second Lien Secured Claims”) shall be allowed, not subject to offset, defense, counterclaim, reduction or credit of any kind whatsoever, in the amount of $100,000,000 (representing the amount of principal outstanding under the Second Lien Indenture), plus prepetition accrued and unpaid interest. Each Second Lien Noteholder shall receive, in full, complete and final satisfaction of its Second Lien Secured Claim, shares of New Common Stock and Warrants as set forth under “II. Proposed Restructuring—Equity Ownership” above.

The prepetition and postpetition fees and expenses of the Indenture Trustee, including administrative and professional fees and expenses (including the fees and expenses of Seward &Kissel LLP as primary Indenture Trustee’s counsel), shall be paid in cash on the Effective Date by the Reorganized Debtors, without the need for application to, or approval of, the Bankruptcy Court.

The prepetition and postpetition fees and expenses of Bracewell & Giuliani LLP, counsel to the Second Lien Representative and special co-counsel to the Indenture Trustee, up to a maximum of $250,000 (including within such $250,000 reimbursement of the fees and expenses of Blank Rome LLP as special maritime counsel to Second Lien Representative, up to a maximum amount of $15,000), shall be paid in cash on the Effective Date by the Reorganized Debtors, without the need for application to, or approval of, the Bankruptcy Court. Reorganized USSP shall pay the reasonable post-Effective Date fees and expenses of Bracewell (if any) reasonably needed to effectuate the Plan.

•	Other Secured Claims

Except to the extent that a holder agrees to a less favorable treatment, on the Effective Date, at the sole option of the Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, or (ii) each holder of an Allowed Other Secured Claim shall receive, in full satisfaction of such Claim, either (a) a note with periodic Cash payments having a present value equal to the amount of such holder’s Allowed Other Secured Claim, (b) the proceeds of the sale or disposition of its Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral, (c) the Collateral securing such Claim and any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (d) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code.

Unsecured Claims

•	General Unsecured	To be agreed between the Reorganized Debtors and the Steering Committee, but not to exceed $100,000.

•	Insured Claims

A holder of an allowed claim that is an insured claim shall be paid in the ordinary course of the business of the Reorganized Debtors from the proceeds of any insurance policy covering such claims maintained by or for the benefit of the Debtors or the Reorganized Debtors.

Equity Interests

•	USSP Prepetition Equity Interests

On the Effective Date, all USSP Prepetition Equity Interests shall be deemed cancelled and extinguished and the holders of USSP Prepetition Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Prepetition Equity Interests under the Plan. Holders of USSP Prepetition Equity Interests shall not be required to surrender their certificates or other interests evidencing ownership of such Prepetition Equity Interests.

•	GP Prepetition Equity Interests

On the Effective Date, all prepetition equity interests in USSGP (“GP Prepetition Equity Interests”) shall be deemed cancelled and extinguished and the holders of GP Prepetition Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Prepetition Equity Interests under the Plan. Holders of GP Prepetition Equity Interests shall not be required to surrender their certificates or other interests evidencing ownership of such Prepetition Equity Interests.

V.	Cash Collateral

Cash Collateral

The Debtors will enter into a stipulation (the “Cash Collateral Stipulation”) with the Collateral Agent regarding the use of cash collateral to satisfy the ongoing working capital requirements of the Company during these chapter 11 cases on terms and conditions acceptable to the Senior Representatives, whose consent shall not be unreasonably withheld.

Adequate Protection

Pursuant to sections 361, 362, 363(c) and 507 of the Bankruptcy Code, the Collateral Agent, in each case for the benefit of itself and the Senior Secured Lenders, shall be granted the following adequate protection (the “Adequate Protection”) of the prepetition security interests of the Senior Secured Lenders, for, and equal in amount to, the diminution in the value (the “Diminution in Value”) of the pre-petition security interests of the Senior Secured Lenders, calculated in accordance with section 506(a) of the Bankruptcy Code, whether or not such Diminution in Value results from the sale, lease or use by the Debtors of the collateral securing the First Lien Credit Agreement (including, without limitation, cash collateral (as defined in Section 363(a) of the Bankruptcy Code)), or the stay of enforcement of any prepetition security interest arising from section 362 of the Bankruptcy Code, or otherwise.

(i)

Adequate Protection Lien. As security for and solely to the extent of the Diminution in Value of the prepetition security interests of Collateral Agent, the Collateral Agent shall be granted, effective and perfected as of the date the stipulation ordering the use of Cash Collateral has been entered with the Bankruptcy Court (the “Cash Collateral Stipulation”), and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, a security interest in and lien on the Collateral (as defined in the First Lien Credit Agreement) (the “Adequate Protection Liens”), which Adequate Protection Liens shall rank in the same relative priority and right as do the security interests and liens of the Collateral Agent.

(j)

Super-Priority Claim. To the extent of any Diminution in Value of the prepetition security interests of the Collateral Agent, the Collateral Agent shall be granted a superpriority administrative expense claim as provided for in section 507(b) of the Bankruptcy Code.

(k)

Interest. As additional adequate protection, the Senior Secured Lenders shall receive cash payments of interest accruing on the principal amount of the loans outstanding under the First Lien Credit Agreement at the Commencement Date at LIBOR plus fifty basis points. Interest shall be paid quarterly in arrears on the last day of each calendar quarter prior to the Effective Date and on the Effective Date.

The Indenture Trustee, for the benefit of itself and each of the Second Lien Noteholders, shall also be granted each of the foregoing forms of adequate protection other than interest payments provided in clause (c), in all cases subject to the limitations, subordination provisions and other terms and conditions of the Intercreditor Agreement dated as of August 7, 2006, between, among others, the Administrative Agent, the Collateral Agent and the Indenture Trustee.

Termination Date		The earlier of (x) the Effective Date, (y) the date on which Cash Collateral is used in a manner contrary to the Cash Collateral Stipulation and (z) October 1, 2009.

VI.	Other Plan Provisions

Releases and Exculpation

The Debtors will release their respective current and former officers and directors, the Senior Secured Lenders, the Second Lien Noteholders, the Administrative Agent, the Collateral Agent, the Indenture Trustee, the Senior Representatives, the Second Lien Representative, and the respective officers, directors, employees, agents, advisors, and professionals of each of the foregoing, including the Debtors (all of the foregoing the “Releasees”), from all claims arising before the Effective Date other than claims (i) based upon willful misconduct, intentional fraud, or criminal conduct as determined by a final order entered by a court of competent jurisdiction and (ii) claims against any Senior Secured Lender and Second Lien Noteholder relating to the purported termination of certain of Debtors’ rights and agreements with respect to USS Products Investor LLC.

The Plan will include standard exculpation for the Releasees for participating in the Debtors’ chapter 11 cases, including any parties’ respective present or former officers, directors, employees, agents, and advisors of each of the forgoing.

The Senior Secured Lenders and the Second Lien Noteholders will release the Debtors and their respective current and former officers, directors, employees, agents, advisors, and professionals from all claims arising on or before the Effective Date, other than claims (i) based upon willful misconduct, intentional fraud, or criminal conduct as determined by a final order entered by a court of competent jurisdiction and (ii) claims relating to the purported termination of certain of Debtors’ rights and agreements with respect to USS Products Investor LLC.

To the extent permitted by applicable law, the Administrative Agent, the Collateral Agent, the Indenture Trustee, the Senior Representatives, the Second Lien Representative and their respective officers, directors, agents, advisors, and professionals shall be released by all creditors and interest holders from any and all claims arising at any time.

Governance

The New Board shall (a) have up to seven (7) members, two (2) of whom shall be members of management, at least one (1) of whom shall be independent and shall serve as the Chairman of the New Board, and the remainder shall not be members of management. The initial New Board shall be appointed by the Requisite Senior Lenders (in consultation with (but not subject to the consent of) the Second Lien Representative, provided that the New Board shall include at least one person proposed by the Second Lien Representative and reasonably acceptable to the Senior Representatives, prior to the hearing to consider Confirmation of the Plan; and provided further that the Requisite Senior Lenders shall use commercially reasonable efforts to appoint as directors two individuals (one of whom shall be the chairman) who are not affiliated with the Debtors, the Senior Secured Lenders or the Second Lien Noteholders and who have relevant industry experience. The members of the New Board shall have staggered terms and the New Board shall meet the standards of the U.S. Coastwise Trade Laws.

All existing corporate governance documents of the Debtors shall be restated as of the Effective Date in order to (i) be in compliance with the Bankruptcy Code and (ii) to effectuate the provisions of the Plan. For the avoidance of doubt, the senior management and the composition of the board of directors of Reorganized Debtor (and the term of each director) at the Effective Date shall be acceptable to the Steering Committee.

Management Equity Plan

The Plan shall provide for a Management Equity Plan of ten percent (10%) of New Common Stock (the “Management Equity Plan”). The terms of the Management Equity Plan, including an initial grant of five percent (5%) of New Common Stock (twenty five percent (25%) of which will vest on the Effective Date and the balance of which will vest in equal amounts on each of the first, second and third anniversary of the Effective Date (subject to immediate vesting in full upon a sale of the Reorganized Debtors)), and the reservation of an additional five percent (5%) of New Common Stock for issuance from time to time following the Effective Date to persons and upon terms established by the New Board, are to be approved as part of the Plan. Management incentive compensation shall also be developed and in all events shall be subject to objective criteria or certified by independent financial or compensation advisors to be consistent with industry comparables.

Milestones[8]	“Milestones” shall mean the following milestones related to the Debtors’ Cases:

•

The Debtors shall have filed the Plan and disclosure statement (the “Disclosure Statement”) in support of the Plan, in form and in substance reasonably acceptable to the Steering Committee, on the date of filing of these chapter 11 cases (the “Commencement Date”) or as soon as reasonably practicable thereafter.

•

The Bankruptcy Court shall have held a hearing to consider approval of such disclosure statement and confirmation of such plan of reorganization within seventy-five (75) days after the Commencement Date.

•

The Bankruptcy Court shall have entered an order in form and substance reasonably satisfactory to the Steering Committee approving such disclosure statement and confirming the Plan within one hundred and twenty (120) days after the Commencement Date.

•

the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan occurring and all conditions to the effectiveness of the Plan having been satisfied or waived by the Steering Committee on or prior to October 1, 2009.

Other Terms and Conditions

The Plan and the documentation implementing the Plan will contain customary release, injunction, discharge, integration, retention of jurisdiction and governing law provisions, as well as customary conditions to confirmation and effectiveness of the Plan and such other conditions to confirmation and effectiveness of the Plan as may be reasonably required by the Steering Committee.

The Plan and all related documentation shall reflect the terms and conditions of this Plan Term Sheet to the parties’ mutual satisfaction and shall contain such other terms and conditions as the parties mutually agree.

This Plan Term Sheet will become part of the Plan Support Agreement containing customary terms and conditions to be executed by the Company and the Requisite Senior Lenders and the Requisite Second Lien Noteholders in support of the Plan.

[8] Any of the milestones are subject to the Bankruptcy Court calendar availability, the milestones set forth in the second, third and fourth bullets may be automatically extended by either USSP or the Steering Committee for 30 days and may be further modified or extended by agreement of USSP and the Steering Committee.

The distributions on and treatment of claims contemplated herein shall become effective and binding only upon the confirmation and effective date of a plan under chapter 11 of the Bankruptcy Code which has been voted upon and approved in accordance with section 1126(c) of the Bankruptcy Code, and confirmed by the Bankruptcy Court.

The Reorganized Debtors shall use their reasonable best efforts to offset any cancellation-of-indebtedness income arising from the Plan against all available losses. To the extent there is any COD income remaining, the Reorganized Debtors shall use their reasonable best efforts to obtain the benefits of the new tax legislation permitting a deferral of such income.

Each member of the Steering Committee shall be acting only in its own interests and shall not be liable in any way to any other Senior Secured Lender or Second Lien Noteholder other than with respect to willful misconduct, intentional fraud, or criminal conduct as determined by a final order entered by a court of competent jurisdiction, and shall cease to act as representatives of the Senior Secured Lenders and the Second Lien Noteholders, as the case may be, on the Effective Date.

Exhibit B

Form of Joinder

          The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Plan Support Agreement, dated April 23, 2009 (the “Agreement”), by and among U.S. Shipping Partners L.P., U.S. Shipping Finance Corp., U.S. Shipping Operating LLC, USS Chartering LLC, USS ATB 1 LLC, USS ATB 2 LLC, USS ATB 3 LLC, USS ATB 4 LLC, USS M/V Houston LLC, ITB Mobile LLC, USCS Chemical Pioneer Inc., ITB Groton LLC, ITB New York LLC, ITB Jacksonville LLC, ITB Baltimore LLC, USCS ATB LLC, USCS Sea Venture LLC, ITB Philadelphia LLC, USCS Chemical Chartering LLC, USCS Charleston Chartering LLC, USCS Charleston LLC, USS JV Manager Inc., USS Product Manager LLC, USS PC Holding Corp., US Shipping General Partner LLC, USS Product Carriers LLC and USS Vessel Management LLC and [Transferor’s Name], certain lenders party to the First Lien Credit Agreement (as defined in the Agreement) and certain holders of Second Lien Notes (as such term is defined in the Agreement), and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound, and shall be deemed a [“Senior Secured Lender”/”Second Lien Noteholder”] under the terms of the Agreement.

Date Executed:  ______, 2009

[Transferee’s name]

By:

Name:
Title:

Principal amount of Secured Claims held: $___________________
Date: _______________

[Address]
Attention:
Fax: [*]
Email: